EQUIPMENT LEASE AGREEMENT

between

MONONGALIA COUNTY DEVELOPMENT AUTHORITY
Lessor

and

PROTEA BIOSCIENCES, INC.
Lessee

March 12, 2007

TABLE OF CONTENTS

Page

THIS EQUIPMENT LEASE AGREEMENT (this "Lease"), made effective as of March 12, 2007, between the **MONONGALIA COUNTY DEVELOPMENT AUTHORITY**, a West Virginia public corporation, having its principal office at Morgantown Enterprise Center, 955 Hartman Run Road, Suite 200, Post Office Box 188, Morgantown, West Virginia 26507-0188 (the "Lessor"), and **PROTEA BIOSCIENCES, INC.**, a Delaware corporation, having its principal office at 955 Hartman Run Road, Morgantown, Suite 210 West Virginia 26507-0188 (the "Lessee"), sets forth the binding agreement of the parties.

W I T N E S S E T H:

WHEREAS, the Act authorizes the Monongalia County Commission to create and establish a public economic development authority, i.e., the Monongalia County Development Authority, to promote, assist, encourage, develop and advance the business prosperity and economic welfare of Monongalia County, West Virginia (the "County"); to encourage and assist in the location of new businesses and industry, to stimulate and assist in the expansion of all kinds of business activity which will tend to promote the business development and maintain the economic stability of the County, provide maximum opportunities for employment, encourage and improve the standard of living of the citizens of the County; to cooperate and act in conjunction with other organizations, public or private, the objects of which are the promotion and advancement of industrial, commercial, tourist or manufacturing developments in the County;

WHEREAS, the Act further authorizes the Lessor to acquire facilities and personal property and to lease or sell any of its property and facilities in connection with such business development activities;

WHEREAS, the Lessor has agreed, *inter alia*, to purchase certain equipment of the Lessee, as more particularly described in Exhibit A attached hereto and incorporated by reference herein, that is located at the Facility, as hereafter defined, and to lease such equipment to the Lessee for this project under the terms and conditions of this Lease;

WHEREAS, the Lessor has obtained a loan in the original principal amount of not more than $685,000.00 from the West Virginia Water Development Authority (the "WVWDA"), a West Virginia public corporation acting on behalf of the West Virginia Infrastructure and Jobs Development Council (collectively, the "IJDC") evidenced by that certain Promissory Note dated March 1, 2007, executed by Lessor and payable to IJDC (the "IJDC Loan") as a portion of the permanent financing for the Equipment;

WHEREAS, the IJDC Loan is secured by (i) a security interest in all of the Equipment created by that certain security agreement dated March 12, 2007, granted by Lessor to IJDC (the "IJDC Security Agreement") and related UCC-1 Financing Statement, (ii) an assignment of rentals and lease and any replacements, amendments, revisions, extensions, renewals or other modifications of this Lease dated March 12, 2007, to IJDC (the "Assignment of Rentals and Lease"), to secure all principal, accrued interest and other sums due and owing under the IJDC Loan, and (iii) the absolute, unconditional and irrevocable guarantee from Lessee to secure all

principal, accrued interest and other sums due and owing under the IJDC Loan;

WHEREAS, as a condition to the closing of the IJDC Loan, the Lessor has established a debt service reserve account (the "Reserve Account") with Centra Bank, Morgantown, West Virginia ("Escrow Agent") and deposited therein the sum of Forty-eight Thousand Two Hundred Nine Dollars $48,209.00, being an amount equal to six (6) months of principal and interest payments on the IJDC Loan, with Reserve Account is and will remain subject to the terms and conditions of that certain Loan Agreement by and between IJDC and Lessor (the "Loan Agreement") relating to the IJDC Loan and that certain Escrow Agreement by and among IJDC, Lessor and Escrow Agent (the "Escrow Agreement"); and

WHEREAS, the Lessor acquired the Equipment from the Lessee by bill of sale dated March 12, 2007.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.
DEFINITIONS

As used herein, the meaning of terms shall be as follows:

"Abatements" has the meaning set forth in Section 5 hereof.

"Act" means Chapter 7, Article 12, Section 1, *et seq.* of the Code of West Virginia, 1931, as amended.

"Additions" mean any and all additional equipment placed or installed during the Lease term which shall be titled in the name of the Lessor, for use by the Lessee as part of its manufacturing and business operations at the Facility, subsequent to the Commencement Date.

"Alterations" mean alterations, modifications, additions, improvements and betterments of any kind to the Equipment other than normal day-to-day maintenance and repairs, but including, without limitation, all Additions.

"Basic Rent" means, for any Rent Date, the Rent payable pursuant to Section 4(a) hereof.

"Basic Rent Date" means May 1, 2007, and the first day of each successive calendar month thereafter during the Lease Term until the Expiration Date.

"Commencement Date" means the date hereof.

"Condemnation" means any condemnation or similar taking of any property by any government agency.

"Default" means an event which, after the giving of notice or lapse of time, or both, would constitute an Event of Default.

"Environmental Law" means any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision now or hereafter promulgated with respect to any "Hazardous Substance" (as hereinafter defined), drinking water, ground water, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water runoff, waste emissions, or wells. Without limiting the generality of the foregoing, the term Environmental Law shall encompass each of the following statutes, as may be amended from time to time, and all regulations from time to time promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. §9601, *et seq.*); the Clean Water Act of 1977 (33 U.S.C. §1251, *et seq.*); the Clean Air Act (42 U.S.C. §7401, *et seq.*); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901, *et seq.*); the Safe Drinking Water Act (21 U.S.C. §349, 42 U.S.C. §§201 and 300f through 300j-9); the Toxic Substances Control Act (15 U.S.C. §2601, *et seq.*); West Virginia Water Pollution Control Act (W. Va. Code §22-11-1, *et seq.*); West Virginia Hazardous Waste Management Act (W. Va. Code §22-18-1, *et seq.*); West Virginia Solid Waste Management Act (W. Va. Code §22-15-1, *et seq.*); West Virginia Underground Storage Tank Act (W. Va. Code §22-17-1, *et seq.*); West Virginia Groundwater Protection Act (W. Va. Code §22-12-1, *et seq.*); and West Virginia Air Pollution Control Act (W. Va. Code §22-5-1, *et seq.*).

"Equipment" means the equipment listed on Exhibit A that was installed and is being used by Lessee in the course of its manufacturing, assembly and testing of its instrument systems at the Facility pursuant to this Lease.

"Event of Default" has the meaning set forth in Section 16 hereof.

"Event of Total Loss" with respect to the Equipment or the Facility means any of the following events: (i) loss of all or substantially all of the Equipment or the Facility or of the use thereof due to theft, disappearance, destruction, defect or damage to the extent that repair is uneconomical to the Lessee or impossible, or rendition of all or substantially all of the Equipment or Facility permanently unfit for commercial operation for any reason whatsoever; (ii) any damage to the Facility which results in an insurance settlement with respect to the Facility on the basis of an actual or constructive total loss; (iii) any Condemnation of all or substantially all of the Equipment or Facility; and (iv) as a result of any rule, regulation, order or other action by any government agency having jurisdiction (including without limitation any federal or state environmental protection agency) over the use of all or substantially all of the Equipment or the Facility in the normal course of business shall have been prohibited, or all or substantially all of the Equipment or the Facility shall have been declared unfit for use, for a period of two consecutive months. The date of such Event of Total Loss shall be the date of such theft, disappearance, destruction, damage or Condemnation and the date two months following the action of a government agency described in clause (iv) of the preceding sentence.

"Expiration Date" means April 1, 2015.

"Facility" means that certain space leased by Lessor to Lessee on floors one and three of the Morgantown Enterprise Center in the City of Morgantown, Morgan District, Monongalia County, West Virginia, known as the Morgantown Enterprise Center, that Lessee leases from Lessor.

"Governmental Authority" means the United States, the State and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

"Hazardous Substance" means each and every element, compound, chemical mixture, petroleum and gas product, substance, contaminant, pollutant, including, without limitation, substances which are toxic, carcinogenic, ignitable, corrosive or otherwise dangerous to human, plant or animal health or well-being, and any other substance defined as a "hazardous substance," "hazardous waste," "hazardous material," "toxic material," "toxic waste," or "special waste" under any Environmental Law and any other substance which by law requires special handling in its collection, storage, treatment or disposal.

"Items" mean individual units of Equipment.

"Lease Balance" means the outstanding aggregate balance of Basic Rent owed by Lessee to Lessor, excluding any future lease finance charges, in the amounts provided on the schedule attached hereto as Exhibit B, and all unpaid Basic Rent due and owing by Lessee to Lessor as of the Purchase Date.

"Lease Term" means the period beginning on the Commencement Date and ending on the Expiration Date, unless the Lease shall have been terminated earlier pursuant to the terms hereof.

"Net Proceeds" when used with respect to any issuance or condemnation award, mean the gross proceeds from such award with respect to which that term is used remaining after payment of all reasonable expenses incurred in the collection of such gross proceeds.

"Parts" mean all parts, instruments, appurtenances, accessories and other miscellaneous equipment of whatever nature, which may from time to time be incorporated or installed in or attached to the Equipment or any portion thereof.

"Payment Default" means any event which constitutes, or with the passage of time or giving of notice or both would constitute, an Event of Default as defined under Section 16(a) hereof.

"Permitted Encumbrances" mean and include with respect to the Lessee: (i) in the case of real properties, easements, restrictions, exceptions, reservations or defects which, in the aggregate, do not interfere materially with the continued use of the Project for the purposes for which it is used and do not affect materially the value thereof; (ii) liens, if contested in good faith

by appropriate proceedings as allowed pursuant to Section 8 of this Lease; (iii) pledges or deposits to secure obligations under Workers' Compensation laws or similar legislation or to secure performance in connection with bids, tenders and contracts (other than contracts for the payment of borrowed money) to which the Lessee is a party; (iv) deposits to secure public or statutory obligations of the Lessee; (v) carriers' or other like liens arising in the ordinary course of business, or deposits of cash or United States obligations to obtain the release of such liens or of mechanics' or workmen's liens; (vi) deposits to secure as surety or appeal bonds in proceedings to which the Lessee is a party; and (vii) such other encumbrances as may be consented to, from time to time, by the Lessor and IJDC, and otherwise permissible under the Act.

"Project" means, collectively, the Facility and the Equipment.

"Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, burying, abandoning, or disposing into the environment.

"Rent" means all payments to be made by the Lessee pursuant to Sections 4(a) through 4(c) and Section 4(g) hereof.

"Replacement Parts or Items" have the meaning set forth in Section 9(c) hereof.

"State" means the State of West Virginia.

The terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular.

All accounting terms not otherwise defined herein have the respective meanings assigned to them in accordance with generally accepted accounting principles.

SECTION 2.
LEASE OF EQUIPMENT

Subject to the terms and conditions hereof, the Lessor hereby agrees to lease, upon the Commencement Date, to the Lessee, and the Lessee hereby agrees to lease, upon the Commencement Date, from the Lessor, all of the Lessor's right, title and interest in the Equipment.

SECTION 3.
LEASE TERM; OPTION TO PURCHASE

(a) **Lease Term.** The Lease Term of this Lease shall begin on the Commencement Date and shall end on the Expiration Date, unless this Lease shall have been earlier terminated pursuant to the terms hereof.

(b) Option to Purchase. As a further inducement for and additional consideration to the parties to enter into this Lease, the Lessor and the Lessee agree that the Lessee may, upon at least thirty days' prior notice to the Lessor, elect to purchase all of the Lessor's right, title and interest in the Equipment (i) on the Expiration Date or (ii) at any time on or after such earlier date on which all amounts payable to the Lessor under this Lease shall have been finally paid in full (whether at maturity, by prepayment or otherwise), provided that Lessee shall not be entitled to purchase Lessor's right, title and interest in the Equipment until, and unless, the IJDC Loan has been paid in full. If the Lessee does so elect to purchase all of the Lessor's right, title and interest in the Equipment, then on the Expiration Date or such earlier date, if this Lease has not theretofore been terminated (and in the case of a purchase on the Expiration Date no Payment Default shall have occurred and be continuing), (a) the Lessee shall purchase all of the Lessor's right, title and interest in the Equipment from the Lessor, and the Lessor shall sell all of the Lessor's right, title and interest in the Equipment to the Lessee, as is, where is (without any recourse, representation or warranty whatsoever, either express or implied, as to the condition, quality, character, uses or any other aspect of such Equipment), for a cash consideration equal to the outstanding balance of all unpaid principal, accrued interest and other sums due and owing under the Lease, if any, as set forth in Exhibit B, Lease Balance Payment Schedule, and One Dollar ($1.00) paid to the Lessor; (b) the Lessor shall execute and deliver a bill of sale to Lessee in the same form as that used by Lessee to convey the Equipment to Lessor, and such additional documents and shall do or cause to be done such further acts in order to evidence such sale and transfer as the Lessee shall reasonably request; and (c) upon such conveyance and (in the case of a purchase on the Expiration Date) payment in full of all amounts payable (whether matured or unmatured) to the Lessor, this Lease shall terminate.

SECTION 4.
RENT

(a) Basic Rent. The Lessee shall pay to the Lessor, Basic Rent on each Basic Rent Date during the Lease Term. The amount of each installment of Basic Rent shall be as set forth in the Lease Balance Payment Schedule attached hereto as Exhibit B, the amount of the regular installment payment due to be paid to the Lessee on that date pursuant to the Lease.

(b) Prepayment of Rent. The Lessee may, at its option, prepay additional Rent, subject to the following conditions: (i) all prepaid Rent shall be applied in accordance with the terms of the Lease, (ii) any such additional prepaid Rent shall be in integral multiples of $5,000 and in amounts of not less than $5,000, or the outstanding balance of the Lease, if less, together with an amount equal to all unpaid interest on the portion of the Loan being curtailed with the proceeds of such prepayment accrued through the date of such prepayment; (iii) the Lessee shall give the Lessor not less than three (3) calendar days' prior notice of the proposed prepayment; and (iv) each prepayment shall be made on a Basic Rent Date corresponding to a payment date under the Lease.

(c) **Mandatory Additional Rent.** The Lessee shall pay the following amounts as additional Rent:

(i) in accordance with the terms of Section 11(a) hereof, any amount payable hereunder on account of an Event of Total Loss; and

(ii) on demand of the Lessor, to the extent permitted by applicable law, interest on any late payment of Rent or other amounts payable by the Lessee under this Lease;

(d) **Time of Payment; Application of Payment.** The Lessee shall pay all Rent payable hereunder to Lessor beginning on April 1, 2007, and continuing on the 1st day of each consecutive month during the term of this Lease except prepaid rental that shall be paid in accordance with Section 4(b) hereof.

(e) **Fair Market Rental.** The Lessor and the Lessee represent that the Rent payable hereunder constitutes a fair market rental for the lease of the Equipment pursuant to the terms hereof.

(f) **No Deductions.** All Rent, indemnities and other amounts payable by the Lessee hereunder shall be paid in full, free of any deductions or withholdings imposed by any federal, state or local government or taxing authority in the United States of America. In the event that the Lessee is prohibited by any laws from making payments hereunder free of such deductions or withholdings, then the Lessee shall pay such additional amounts to the person entitled to receive such Rent, indemnities or other amounts payable by the Lessee hereunder as may be necessary in order that the actual amount received after such deduction or withholding, and after deduction or withholding or payment of any additional taxes or other charges due as a consequence of the payment of such additional amount shall equal the amount that would have been received if such deduction or withholding were not required.

(g) **Reserve Account.** Notwithstanding any other provision of this Lease to the contrary, in order to assist the Lessor to fund the Reserve Account, the Lessee shall prepay six (6) months of Basic Rent, in the amount of Forty-eight Thousand Two Hundred Nine Dollars ($48,209.00) upon the execution of this Lease. The prepayment of Basic Rent under and pursuant to this Section 4(g) shall no in way alter the Lessee's obligation to pay Basic Rent as set forth in Exhibit A, provided that if there has not occurred any Default or Event of Default which is then continuing, said $48,209.00 shall be applied on the 91st Basic Rent Date as prepayment of the last six (6) months of Basic Rent set forth in Exhibit A, with any funds remaining thereafter in the Reserve Account being refunded to the Lessee.

SECTION 5.
NET LEASE

This Lease is a net lease, and the Lessee acknowledges and agrees that the Lessee's obligation to pay all Rent and all other payment obligations hereunder, and the rights of the

Lessor in and to such Rent and other payment obligations, shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense, counterclaim or recoupment ("Abatements") for any reason whatsoever, including, without limitation, Abatements due to any present or future claims of the Lessee against the Lessor under this Lease or otherwise, against the Lessor or any other person for whatever reason. Except as otherwise expressly provided herein, this Lease shall not terminate, neither shall the obligations of the Lessee be affected, by reason of (i) any defect in or damage to, or any loss or destruction of, the Equipment or any part thereof from whatsoever cause, or (ii) the lawful interference with the use thereof by the Lessor or any person, or (iii) the invalidity or unenforceability or lack of due authorization of this Lease, or any instrument or document executed in connection herewith or lack of right, power or authority of the Lessor to enter into this Lease, or any such instrument or document, or (iv) failure of the Lessor to perform any obligation of the Lessor to the Lessee or any other person under this Lease or any instrument or document executed in connection herewith, or (v) any defect in title to the Equipment or any part thereof or any lien on such title, or (vi) any bankruptcy, insolvency, reorganization or other proceeding relating to, or any action taken by any trustee or receiver of, the Lessee, the Lessor or any other person, or (vii) for any other cause, it being the express intention of the Lessor and the Lessee that all Rent and other amounts payable by the Lessee hereunder shall be, and continue to be, payable in all events unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease. The Lessee may not cancel this Lease and, except as expressly provided herein, the Lessee, to the extent permitted by applicable law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution or reduction of Rent or other amounts payable by the Lessee hereunder. Subject to the terms and conditions of the Lease, all payments by the Lessee and offset against the payment of the Lease for the account of the Lessor as required hereby shall be final, and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, the Lessee shall, to the extent permitted by applicable law, nonetheless offset against the payment of the Lease (as expressly provided herein) an amount equal to each Rent payment and other amount payable hereunder at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part. This Section 5 shall not, however, be construed to waive the Lessee's right of action, if any, against the Lessor or any other person for damages incurred by the Lessee on account of any breach by the Lessor of any provision of this Lease or by the Lessor or such other person of any other agreement relating hereto to which the Lessor or such person, as the case may be, is a party.

SECTION 6.
REPRESENTATIONS AND WARRANTIES

(a) **Representations and Warranties of Lessor.** Lessor makes the following representations and warranties as the basis for the undertakings on its part contained herein:

(i) Lessor is duly organized under the Act, has the authority to enter into this Lease and the transactions contemplated hereby and to perform its obligations hereunder in connection with the Project, to purchase the Equipment from the Lessee and to lease the Equipment to the Lessee pursuant to this Lease, such Lease being in furtherance of the purposes for which the Lessor was organized.

(ii) Lessor is not to the extent it would affect its ability to perform its obligations under the Lease (i) in violation of the Act or any existing law, rule or regulation applicable to it, or (ii) in default under any indenture, mortgage, deed of trust, lease, lien, contract, note, order, judgment, decree or other agreement of any kind to which any of its assets are subject. The execution and delivery by Lessor of this Lease and its compliance with the terms hereof will not conflict with or result in the breach of or constitute a default under any of the above-described documents.

(iii) No further approval, consent or withholding of objection on the part of any regulatory body, federal, state or local, is required in connection with the execution and delivery of the Lease, and the performance of its obligations hereunder. The consummation by Lessor of the transaction set forth in the manner and under the terms and conditions as provided herein will comply with all applicable state, local or federal laws and any rules and regulations promulgated thereunder by any regulatory authority or agent.

(iv) No litigation, inquiry or investigation by any judicial or administrative court or agency is pending, or to its knowledge threatened against Lessor with respect to (i) the organization and existence of Lessor, (ii) its authority to execute or deliver this Lease, (iii) the validity or enforceability of any such instruments or the transactions contemplated by this Lease, (iv) the title of any officer of Lessor who executed such instruments, or (v) any authority or proceedings relating to the execution and delivery of the Lease by Lessor. No such authority or proceedings have been repealed, revoked, rescinded or amended, and all are in full force and effect.

(v) Lessor has determined that the acquisition of the Equipment and the lease of the Equipment to Lessee are in furtherance of the purposes for which Lessor was organized and will serve the purposes of the Act.

(vi) Lessor will lease the Equipment to the Lessee pursuant to this Lease, all for the purpose of advancing the job opportunities, health, general prosperity and economic welfare of the people of the State and improving their standard of living.

(vii) Except as provided herein, Lessor shall not assign, transfer, encumber or pledge the Equipment or the Lease, or any part thereof, and shall not cause any liens or encumbrances to be placed on the Equipment or the Lease except as are granted by Lessor as security for the Lease.

(b) Representations and Warranties of Lessee. The Lessee makes the following representations and warranties as the basis of its undertakings pursuant to this Lease:

(i) The Lessee is a corporation duly authorized and validly existing under the laws of the State of Delaware, is duly qualified to conduct business in the State of West Virginia, and is duly authorized to enter into this Lease and to perform all of its obligations as set forth hereunder. The execution, delivery and performance of this Lease, and the transactions contemplated hereby, are duly authorized by all necessary corporate action of the Lessee.

(ii) Neither the execution, delivery or performance under the Lease and the consummation of the transactions contemplated thereby will (i) result in a breach or conflict with any of the terms, conditions or provisions of the Lessee's certificate of incorporation, bylaws or any other corporate restriction or any agreement, instrument, order or judgment to which the Lessee is a party or by which the Lessee is bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any lien of any nature upon the Project under the terms of such instrument or agreement, other than the Permitted Encumbrances, (ii) requires the consent under or result in a breach of or a default under any credit agreement, indenture, purchase agreement, mortgage, deed of trust, commitment, guaranty or other agreement to which Lessee is a party or by which it is bound, or (iii) conflict with or violate any existing law, rule, regulation, judgment, order, writ, injunction or decree of any governmental instrumentality or a court having jurisdiction over the Lessee or the Project.

(iii) The Lease, upon its execution and delivery in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lessee, enforceable in accordance with its terms.

(iv) The Lessee shall cause all notices required by law to be given, and shall comply or cause compliance with all laws, ordinances, municipal rules and regulations and requirements of all governmental authorities materially impacting the conduct of work at the Facilities, and the Lessee will defend and save Lessor and its officers, board members, agents and employees harmless from all fines and penalties due to the failure to comply herewith, except for the negligent, intentional or willful acts of such parties.

(v) The Lessee shall be responsible for compliance with all applicable building, zoning, environmental, planning and subdivision laws, ordinances, rules and regulations of any governmental authority having jurisdiction over the Project or the operation of the Project, including, without limitation, any park covenants and regulations applicable to the Project.

(vi) No litigation, inquiry or investigation of any kind in or by any judicial or administrative court or agency is pending or, to its knowledge, threatened against the Lessee with respect to: (i) the organization and existence of the Lessee in the State of West Virginia, (ii) Lessee's qualification to conduct business and existence in the State;

(iii) its authority to execute, deliver or perform under this Lease, (iv) the validity or enforceability of any of the instruments or transactions contemplated by this Lease, (v) the title of any officer of the Lessee who executed such instruments, or (vi) any authority or proceedings relating to the execution, delivery and performance of this Lease by the Lessee. No such authority or proceedings have been repealed, revoked, rescinded or amended and are in full force and effect.

SECTION 7.
LIMITATION OF WARRANTIES AS TO EQUIPMENT

(a) **Limitation.** WITHOUT PREJUDICE TO ANY RIGHTS THE LESSEE MAY HAVE AGAINST ANY VENDOR, SUPPLIER OR MANUFACTURER, THE LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN THE LESSEE AND THE LESSOR, AND AT ALL TIMES (BOTH BEFORE THE COMMENCEMENT DATE AND THEREAFTER), (I) THE SIZE, DESIGN, CAPACITY AND MANUFACTURE OF THE EQUIPMENT ARE OF THE SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY THE LESSEE, AND (II) THE LESSEE IS SATISFIED THAT THE EQUIPMENT WILL BE SUITABLE FOR ITS PURPOSES. THE LESSOR REPRESENTS AND WARRANTS, AND THE LESSEE CONFIRMS THAT IT IS AWARE AND AGREES, THAT THE LESSOR IS NOT A MANUFACTURER OR DEALER IN PROPERTY OF SUCH KIND AND THE EQUIPMENT IS LEASED HEREUNDER SUBJECT TO ALL APPLICABLE GOVERNMENTAL LAWS, ORDINANCES, RULES, REGULATIONS, ORDERS AND REQUIREMENTS NOW IN EFFECT OR HEREAFTER ADOPTED AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME OR BECOMES SUBJECT TO THIS LEASE, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE LESSOR, EXPRESS OR IMPLIED, AS TO THE TITLE (EXCEPT AS PROVIDED IN SECTIONS 3(B) AND 10(A)), MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF LATENT DEFECTS OR FITNESS FOR USE OF THE EQUIPMENT (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND, CHARACTER, NATURE OR ORIGIN WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT (OR ANY PART THEREOF). Except as expressly provided herein, all risks incident to the matters discussed in the preceding sentence, as between the Lessor, on the one hand, and the Lessee, on the other, are to be borne by the Lessee. The provisions of this Section have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a total and complete exclusion and negation of any representations, liability, obligation or warranties of any kind, character or nature by Lessor, express or implied, with respect to the Equipment, whether arising pursuant to the Uniform Commercial Code or any similar law now or hereafter in effect, or otherwise.

(b) **Assignment of All Rights and Warranties for Equipment.** Lessor hereby assigns to Lessee the full and unrestricted right, power and authority to enforce all claims, rights, guarantees and warranties relating to the Equipment or any portion thereof in the place and stead of Lessor, which the Lessor may now or hereafter have against third parties in respect of any

defect of or damage to the Equipment or of any breach of representation or warranty by such third party, and shall cooperate and comply with all reasonable requests of the Lessee in the preservation, prosecution or enforcement by the Lessee of such claims or rights at the Lessee's sole cost and expense; provided, however, that Lessee's right, power and authority to enforce all claims, rights, guarantees and warranties relating to the Equipment is subject and subordinate to such rights, powers and authority granted to IJDC by Lessor under the IJDC Security Agreement.

(c) **Application of Payments.** The Lessee agrees to use any and all proceeds of warranty payments received by it in respect of the Equipment to repair and restore any and all damaged or obsolete Equipment to the extent required to meet its obligations under this Lease or any other related documents.

SECTION 8.
LIENS

(a) **Lessee.** The Lessee will not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to the Equipment or any interest of the Lessor or Lessee therein, except for Permitted Encumbrances. The Lessee shall promptly, at its own expense, take such action as may be necessary duly to discharge, eliminate or bond in a manner satisfactory to the Lessor, any lien not so excepted above if the same shall arise at any time. Lessee shall not be in default of this Section due to the existence of such lien so long as Lessee continuously pursues all actions in good faith and diligently that are necessary to remove any such lien from the Equipment.

(b) **Lessor.** The Lessor will not directly or indirectly create, incur, assume or suffer to exist any liens or encumbrances on or with respect to the Equipment or any interest of the Lessor or Lessee therein, without the prior written consent of Lessee. The Lessor shall promptly take such action as may be necessary duly to discharge, eliminate or bond in a manner reasonably satisfactory to the Lessee, any lien not so excepted above if the same shall arise at any time. Lessor shall not be in default of this Section due to the existence of such lien so long as Lessor continuously pursues all actions in good faith and diligently that are necessary to remove any such lien from the Equipment.

SECTION 9.
REPAIR MAINTENANCE AND OPERATION; COMPLIANCE AND USE; REPLACEMENT PARTS AND ITEMS; ADDITIONS

(a) **Repair, Maintenance and Operation.** To the extent required to ensure the effective operation of the Equipment and the performance by the Lessee of its payment obligations hereunder, the Lessee during the Lease Term shall repair, maintain and preserve the Equipment in accordance with good commercial maintenance standards and practices, and shall operate the Equipment only in the manner for which it was designed and intended. Throughout the Lease Term, the possession, operation, repair and maintenance of the Equipment shall be at the sole risk and expense of the Lessee.

(b) **Use by Lessee.** The Lessee agrees that the Equipment will at all times (i) be used by the Lessee solely in the conduct of its business, and (ii) be and remain in the possession and control of the Lessee.

(c) **Replacement Parts and Items.** Except upon an Event of Total Loss, the Lessee, at its own cost and expense, shall promptly replace all Parts or Items of the Equipment which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever to the extent necessary to enable the Lessee to meet its payment obligations hereunder, under the Lease and under the other related documents (such substituted parts hereinafter being called "Replacement Parts or Items"). In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, the Lessee may, at its own cost and expense, remove any Parts or Items of the Equipment, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Lessee shall, at its own cost and expense, replace such Parts or Items as promptly as practicable to the extent necessary to enable the Lessee to meet its payment obligations hereunder, under the Lease and under the other related documents. All Replacement Parts or Items shall be free and clear of all liens and shall be in as good operating condition as, and shall have a value or utility at least equal to, the Parts or Items replaced assuming such replaced Parts or Items were of the value or utility and in the condition and repair required to be maintained by the terms hereof. All Parts or Items at any time removed from the Facilities shall remain the property of the Lessor, no matter where located, until such time as such Parts or Items shall be replaced by Parts or Items which have been installed on the Equipment and which meet the requirements for Replacement Parts or Items specified above. Immediately upon any Replacement Part or Item having met such requirements, becoming installed on the Equipment as above provided, without further act, (i) title to the removed Part or Item shall thereupon vest in the Lessee, free and clear of all rights of the Lessor, and shall no longer be deemed a part hereunder, (ii) title to such Replacement Part or Item shall thereupon vest in the Lessor, and (iii) such Replacement Part or Item shall become subject to this Lease and be deemed part of the Equipment for all purposes hereof to the same extent as the Parts and Items originally installed on the Equipment. The Lessee agrees to execute and file such documents as may be reasonably required to create, perfect and maintain the Lessor's interests in any such Replacement Part or Item. Notwithstanding the foregoing, Lessee may, at its own cost and expense, remove any Parts or Items which are obsolete and unusable to the extent that such removal will not diminish or impair the maintenance, use or operation of the Equipment, and upon removal, the title to the removed Part or Item shall vest in the Lessee.

(d) **Additions, Title, Liens.**

(i) **Additions.** The Lessee, at its own expense (except to the extent the Lessee finances the same pursuant to the Lease) shall make all Additions necessary as may be required from time to time to meet the Lessee's obligations hereunder.

(ii) **Optional Additions.** In addition to the foregoing, the Lessee, at the Lessee's own expense, may from time to time make such further Additions to the Equipment as the Lessee may deem desirable for the proper operation, use and

maintenance of the Equipment; provided, however, that no such Addition shall be made by the Lessee if such Addition, or removal thereof from the Equipment, would materially diminish the value or utility of the Equipment (or any part thereof) or impair the condition of the Equipment (or any part thereof).

(iii) Title. During the Lease Term, title to each Replacement Part and Item and to any Addition made pursuant to subsection (i) or (ii) above shall without further act vest in the Lessor and shall, without further act, immediately become the property of the Lessor, be deemed to constitute a part of the Equipment and be subject to this Lease. Notwithstanding the foregoing, the Lessor and the Lessee hereby agree to execute, deliver and file or record all such documents as may be necessary or appropriate to confirm the status of title to each such Part, Item or Addition.

(iv) Liens. The Lessee shall cause any Addition, title to which shall vest in the Lessor pursuant to subsection (iii) above, to be free and clear of all liens.

SECTION 10. LOSS OR DESTRUCTION

(a) Event of Total Loss. Upon the occurrence of an Event of Total Loss with respect to Equipment, the Lessee shall notify the Lessor within thirty (30) days of the date thereof, and within a reasonable period of time following the date of such Event of Total Loss, the Lessee shall purchase the Equipment in cash on an "AS IS, WHERE IS" basis without recourse, representation or warranty, express or implied, from the Lessor at a price to be paid to the Lessor and equal in amount to the then outstanding accrued but unpaid Basic Rent thereon, if any, plus an amount equal to the Lease Balance, and any fees or other amounts then due in respect thereof and all other amounts payable pursuant to the Lease. For purposes of Section 4(c)(i), such payments shall be deemed to be Rent. Upon such payment being made, this Lease shall terminate. Until such payment is made, Lessee shall continue to pay the Basic Rent on Each Basic Rent Date.

(b) Risk of Loss; No Release of Obligations. Except as provided in this Section, the Lessee shall bear the risk of loss and shall not be released from its obligations hereunder in the event of any damage to the Equipment or any part thereof or any Event of Total Loss relating thereto.

(c) Other Losses. In the event of any loss, destruction, or Condemnation with respect to any part of the Equipment, all insurance proceeds, condemnation awards and other payments payable to the Lessor, or in respect of the interest of the Lessor in the Equipment arising from or in connection with such loss, destruction or Condemnation, provided there has not occurred any Default or Event of Default which is then continuing, less any and all then outstanding accrued but unpaid Basic Rent thereon, if any, plus an amount equal to the Lease Balance, and any fees or other amounts then due in respect thereof and all other amounts payable pursuant to the Lease shall be paid to the Lessee.

SECTION 11.
INSURANCE

(a) **General Coverage.** Lessee shall, throughout the Lease Term, at Lessee's sole cost and expense, provide and keep in force for the benefit of Lessor and Lessee, insurance against loss, including but not limited to theft, or destruction of or damage or injury to any Equipment now or hereafter placed in or about the Facilities resulting from fire or from any hazard included in the so-called "extended coverage endorsement." Lessee shall provide and keep in full force all such insurance in an amount sufficient to prevent Lessor or Lessee from becoming a co-insurer under the terms of the applicable policy, but in no event less than the full replacement cost of the Equipment. Such replacement cost shall be determined annually by a method required by the insurer(s). Such insurance policies to be provided for and kept in force by Lessee shall provide that the loss, if any, be payable to Lessor and Lessee, as their respective interests may appear, except as herein provided, and that the proceeds thereof shall be used to repair or replace the damage sustained by the casualty.

(b) **Public Liability Insurance.** During the Lease Term, at Lessee's sole cost and expense, Lessee shall maintain in full force and effect broad form commercial or comprehensive general liability insurance, including blanket contractual liability coverage specifically endorsed to provide coverage for the obligations assumed by Lessee pursuant to the Lease against claims and liability for personal injury, bodily injury, death or property damage occurring on, in or about the Equipment, with limits of liability of not less than One Million Dollars ($1,000,000.00) arising out of any one occurrence or annual aggregate. Lessee shall cause such insurance policy or policies to name Lessor as an additional insured.

(c) **No Separate Insurance.** Lessee shall not take out separate insurance concurrent in form or contributing in the event of loss with that required herein to be furnished by Lessee unless Lessor is included therein as an additional insured, and as loss payee with loss payable as set out herein. Lessee shall immediately notify Lessor whenever any such separate insurance is taken out and shall deliver the policy or policies or duplicates thereof, or certificates evidencing the same, as provided herein.

(d) **Conduct of Business.** Lessee shall comply with all requirements of the insurance policies contemplated in this Section 11, and shall not conduct or allow to be conducted business or other activities or fail to maintain or take other actions with regard to the Equipment in such a manner as will result in a decrease in the recovery thereunder. Any insurance proceeds payable by reason of any insured loss pursuant to this Section 11 shall be used exclusively for the purpose of restoring or replacing the Equipment. Subject to the foregoing, Lessee shall have the sole right to adjust with the insurance carriers the amount of the loss upon any such policies, and Lessor shall, at Lessee cost and expense, cooperate fully with Lessee in order to obtain the largest possible insurance recovery and shall execute any and all consents and other instruments and take all other actions necessary or desirable in order to effectuate the same and to cause such proceeds to be paid; provided, however, that in the event of a termination pursuant to the provisions of this Lease, Lessor shall have the right to adjust the amount of the loss with the insurance carriers.

(e) **Requirements of Policies.** All policies required to be carried pursuant to this Section 11:

(i) shall be written and signed by solvent and responsible insurance companies authorized to do business in the jurisdiction wherein the Facilities are located, with a rating, reasonably acceptable to and approved by Lessor;

(ii) shall contain an agreement by the insurer that such policy or policies shall not be canceled or non-renewed without at least thirty (30) days' prior written notice to Lessor and Lessee;

(iii) may be carried under so-called blanket policies, provided that the protection afforded thereunder as to the Equipment shall be not less than that which would have been afforded under separate policy or policies relating only to the Equipment; provided, however, any such policy of blanket insurance shall specify therein, or Lessee shall furnish Lessor a written statement from the insurer under such policy so specifying, the amount of the total insurance allocated to the Equipment, which account shall be not less than the amount required herein and any such policy shall comply in all respects with the requirements set out in this Section 11;

(iv) may be carried under a combination of primary insurance and umbrella coverage; and

(v) shall be primary insurance by the party obligated under this Section 11, which will not call upon any other insurance effected or procured by the other party for defense, contribution or payment.

(f) **Deductibles.** Lessee retains full responsibility for payment of all deductibles under each policy required pursuant to this Section 11.

(g) **Evidence.** Prior to execution of this Lease and annually thereafter, Lessee will promptly furnish certificates evidencing that the insurance required pursuant to this Section 11 is in full force and effect, in each case in a form acceptable to the Lessor. If the certificates of insurance do not provide for thirty (30) days' prior written notice of cancellation or non-renewal to Lessor, Lessee shall provide to Lessor paid receipts evidencing continuation or renewal of insurance no later than ten (10) days prior to termination by cancellation or non-renewal.

(h) **Coverage Maintenance.** If Lessee shall fail or refuse to effect or maintain any of said insurance, Lessor may, but shall have no obligation to do so, effect or maintain said insurance, and the amount of money so paid, with interest at the fixed rate of fifteen percent (15%) per annum, shall be payable by Lessee to Lessor as additional rent immediately due and payable hereunder.

SECTION 12.
TAXES

(a) **Taxes.** Except as provided elsewhere herein, notwithstanding the tax-exempt status of the Lessor, the Lessee shall be responsible for and shall pay or cause to be paid as the same shall become due, all taxes, assessments, fees and charges of any kind that may be charged, assessed or levied by any governmental authority with regard to this Lease, the Equipment, including the Lessee's use thereof and acquisition thereof under and pursuant to the terms of this Lease, or the operations of Lessee at the Project. The Lessee may in good faith actively contest, object to or appeal, any such taxes, charges, fees or assessments provided that such action is pursued continuously and in good faith by the Lessee, and the Lessee shall have set aside a bond or adequate reserves for the payment of such taxes, charges, fees or assessments, if required by law.

(b) **Ad Valorem Taxes.** Lessor and Lessee acknowledge that the Leased Equipment is exempt from ad valorem taxes during the time the Leased Equipment is owned by Lessor and leased to Lessee under this Lease. For so long as Lessor holds title, whether full or partial, to the Leased Equipment during the term of this Lease, Lessee agrees to make payments in lieu of the ad valorem taxes that would otherwise be assessed against Lessee as if Lessee owned the Leased Equipment.

SECTION 13.
COVENANTS OF LESSEE

The Lessee shall not, without the prior written consent of the Lessor, assign any of its rights under this Lease with respect to all or substantially all of the Equipment, or sublet, sell or otherwise dispose of its leasehold interest in or otherwise relinquish possession or control of all or substantially all of the Equipment or any part thereof, or sell or otherwise dispose of its interest in or otherwise relinquish possession or control of all or substantially all of the Equipment. A sale or other transfer of fifty percent (50%) or more of the capital stock of the Lessee by its owners as of the date of this Lease shall be considered an assignment of the Equipment for purposes of this Section 13. In any event, no sublease shall be permitted hereunder unless the rights of the Lessee and the sublessee thereunder are expressly subject and subordinate to the rights of the Lessor. No lease, other relinquishment of the possession of the Equipment, or assignment by the Lessee of any of its rights hereunder shall in any way discharge or diminish any of the Lessee's obligations to the Lessor under this Lease and the other related documents.

SECTION 14.
INDEMNIFICATION

(a) **Indemnity.** Lessee hereby agrees to indemnify and hold Lessor harmless from any and all loss, cost, claim, demand, action, liability or damage of any kind, character or nature, including attorney's fees and expenses arising out of or connected in any way with Lessee's use

of the Equipment or arising out of any breach or default of Lessee in performance of its obligations under this Lease or arising out of any violations of any law or ordinance by the Lessee, including but not limited to any loss, cost, claim, demand, action, liability or damage under any federal, state, and/or local environmental law for any act or failure to act, or any event occurring at the Facilities or with the Equipment. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee agrees to resist and defend such action or proceeding by reliable legal counsel and to promptly pay and discharge any final judgment rendered against Lessor therein, reserving the right to appeal such judgment prior to the payment thereof. The Lessor agrees to fully participate and assist Lessee in defending such claim, action or proceeding. The Lessee covenants that it will protect and hold Lessor harmless against claims for loss, damage or injury, including death of or injury to the person or damage to the property of others, resulting from any wrongful or negligent act or omission of whatever kind, character or nature of the Lessee, its agents, servants, officers, employees or invitees in, from the use of demised Equipment; and it is understood and agreed that the Lessor shall not be liable under any circumstances for any damage or injury to the person or property of the Lessee or its agents, servants, officers, employees or invitees resulting from the wrongful or negligent act or omission of any person other than the Lessor or its agents, servants, officers or employees. The obligations of this Section shall survive the transactions contemplated herein and shall survive the termination of this Lease. In the event a lawsuit is filed naming Lessee and Lessor as defendants, settlement by the Lessee with plaintiff(s) will not release it from its obligations to indemnify Lessor as provided herein.

(b) **Notice of Action.** The Lessor agrees to provide to the Lessee notice of any claim brought against the Lessor, its officers, members, agents or employees for which the Lessor shall seek to be defended and/or indemnified against by the Lessee. In connection with any such defense, the Lessee shall be entitled to select counsel of its choosing subject to approval of the Lessor, provided, however, that in the event the parties reasonably determine that independent counsel is required, then the Lessor shall be entitled to engage its own independent counsel subject to approval of the Lessee, which approval shall not be unreasonably withheld. In that event, Lessor and its independent counsel shall fully cooperate with Lessee, and its counsel, to the extent reasonably possible in defending any claim, action or proceeding.

(c) **No Limit on Indemnity.** In the event of any claim against the Lessor or its members, officers, agents (other than the Lessee) or employees by any employee of the Lessee or any contractor of the Lessee or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Lessee hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Lessee or such contractor under workers' compensation laws, disability laws or other employee benefit laws.

(d) **Survival of Indemnity.** Notwithstanding any other provisions of this Lease, the obligations of the Lessee pursuant to this Section 14 shall remain in full force and effect after the termination of this Lease until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and the payment in full or the satisfaction of such claim, cause of

action or prosecution and the payment of all expenses, charges and costs incurred by the Lessor, or its officers, members, agents (other than the Lessee) or employees, relating thereto.

SECTION 15.
SPECIAL COVENANTS

(a) **Right of Access to Project.** The Lessee agrees that the Lessor and its duly authorized agents shall have the right at all reasonable times to enter upon and to examine and inspect the Project.

(b) **Lessee Not to Terminate Existence or Dispose of Assets, Conditions under which Exceptions Permitted.** The Lessee agrees that, so long as the Lease is outstanding, it will maintain its corporate existence and shall continue to be authorized to conduct business in the State, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another corporation or other entity, or permit one or more corporations or other entities to consolidate with or merge into Lessee.

(c) **Books of Record and Account; Compliance Certificates.**

(i) The Lessee agrees to maintain proper accounts, records and books in which full and correct entries shall be made, in accordance with generally accepted accounting principles, of all business and affairs of the Lessee.

(ii) At the request of Lessor and as soon as possible after the end of each fiscal year of the Lessee, but in any event within thirty (30) days after such date, the Lessee shall furnish to the Lessor a certificate of an authorized representative of the Lessee stating that no Event of Default hereunder has occurred or is continuing or, if any Event of Default exists, specifying the nature and period of existence thereof and what action the Lessee has taken or proposes to take with respect thereto, and that no defenses, offsets or counterclaims exist with respect to the indebtedness evidenced thereby.

(iii) Annually, the Lessee will provide to the Lessor, as soon as possible, but in any event within 120 days after the close of its fiscal year, a full and complete signed copy of its annual financial report prepared in a manner reasonably acceptable to the Lessor, with report shall include a balance sheet of the Lessee as of the end of such year and statement of profit and loss of the Lessee reflecting the results of its operations during such year.

(iv) On or before the 1st day of November each year, the Lessee will provide the Lessor a report showing the total number of permanent and part-time employees working at the Facility on the 30th day of September of such year and the aggregate total wages paid during the twelve month period ending on the 30th day of September of such year. This report shall be provided annually during the term of this Lease.

(v) Within thirty (30) days after the request therefor, the Lessee shall furnish to the Lessor such additional information pertaining to this Lease and the Equipment as the Lessor may reasonably request from time to time.

(d) **Compliance with Orders, Ordinances, etc.** During any period in which the Lease is outstanding, Lessee shall be responsible for compliance with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all Governmental Authorities, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Lessee or the Project or any part thereof, or to any use, manner of use or condition of the Project or any part thereof (the applicability of such laws, ordinances, rules and regulations to be determined both as if the Lessor were the owner of the Project and as if the Lessee and not the Lessor were the owner of the Project).

(e) **Performance by Lessor of Lessee's Obligations.** Should the Lessee fail to make any payment or to do any act as herein provided, the Lessor may, but need not, without notice to or demand on the Lessor and without release to the Lessee from any obligation herein, make or do the same, including, without limitation, appearing in and defending any action purporting to affect the rights or powers of the Lessee or the Lessor, and paying all expenses, including, without limitation, reasonable attorney's fees, and the Lessee shall pay immediately upon demand all sums so expended by the Lessor under the authority hereof, together with interest thereon at a rate equal to ten percent (10%) per annum.

(f) **Depreciation Deductions and Tax Credits.** The parties agree that as between them the Lessee shall be entitled to all depreciation deductions and accelerated cost recovery system deductions with respect to any portion of the Project pursuant to Sections 167 and 168 of the Internal Revenue Code of 1986, as amended (the "Code") and to any investment credit pursuant to Section 38 of the Code with respect to any portion of the Project which constitutes "Section 38 Property" and to all other state and/or federal income tax deductions and credits which may be available with respect to the Project.

(g) **Environmental Matters.** As between Lessee and the Lessor, Lessee agrees that Lessee shall be responsible for and shall fully indemnify the Lessor from any and all matters related to compliance of the Equipment with or under applicable Environmental Laws, including any cleanup, remediation, or other response activities which may be required to address Releases of Hazardous Substances from the Equipment.

(h) **Placarding.** Lessee shall mark and identify the Equipment with all information and in such manner as the Lessor may reasonably request from time to time and replace promptly any such markings or identification which are removed, defaced or destroyed; and Lessee shall not permit the name of any person, entity or corporation other than Lessor to be placed on the Equipment as a designation that might be interpreted as a claim of ownership or security interest.

SECTION 16.
EVENTS OF DEFAULT

The term "Event of Default," wherever used herein, shall mean any of the following events under this Lease (whatever the reason for such event and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) **Payments.** The Lessee shall fail to make any payment when due of any amount payable by it hereunder and such failure to make such payment shall continue unremedied for a period of ten (10) days thereafter; or

(b) **Breach.** The Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Lease, and in any such case, such failure is not remedied within thirty (30) days after Lessee's receipt of written notice thereof, unless (i) such failure is not capable of being remedied within that time period and Lessee has commenced remediation activities within the thirty-day period and is diligently and continuously pursuing such remediation activities in good faith, or (ii) Lessee is engaged in a good faith dispute with a third party about whether any remedial action is required, and Lessee is diligently and continuously attempting to resolve such dispute.

SECTION 17.
REMEDIES

(a) **Remedies.** Upon the occurrence of any Event of Default and so long as the same shall be continuing, without regard to the Lessor's rights and remedies under any related document, the Lessor may, to the extent permitted by applicable law, declare this Lease to be in default by notice to such effect given to the Lessee, and at any time thereafter, whether or not the Lessor is pursuing its rights and remedies under any related document, the Lessor may exercise one or more of the following remedies, as the Lessor in its sole discretion may declare the entire outstanding balance of the Rent under the terms of this Lease immediately due and payable and shall lawfully elect:

(i) The Lessor may proceed by appropriate court action, either at law or in equity, to enforce performance by the Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof;

(ii) The Lessor and the Lessor's agents may, to the extent permitted by applicable law, immediately, or at any time after such Event of Default, either by summary proceedings or by any other applicable action or proceedings, enter the Facilities and may take possession of the Equipment, to the end that Lessor may have, hold and enjoy the Equipment, and, to the extent not prohibited by applicable law, in no event shall such entry or taking of possession be deemed an acceptance of surrender of this Lease. Except as otherwise provided herein, after the Lessee shall have been

dispossessed by a judgment or by a warrant of any court or judge or after any repossession by the Lessor, or after any termination of this Lease, whether such dispossession, entry by the Lessor or termination shall be by operation of law or pursuant to the provisions of this Lease or otherwise, the Lessee, on its own behalf and on behalf of all persons claiming by, through or under the Lessee, including all creditors, does hereby expressly waive any and all rights, so far as is permitted by applicable law, which the Lessee or any such person might otherwise have, to (A) the service of any notice of intention to take possession or to institute legal proceedings to that end, (B) repossess the Equipment, or (C) restore the operation or effectiveness of this Lease.

(iii) The Lessor may demand that the Lessee, and the Lessee shall, upon the written demand of the Lessor, surrender possession of the Equipment promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all the provisions of, this Lease as if the Equipment were being returned at the end of the term hereof, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith;

(iv) The Lessor may, in a commercially reasonable manner, sell all or any part of the Equipment at public or, to the extent permitted by applicable law, private sale, as the Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Equipment, as the Lessor may determine, all free and clear of any rights of the Lessee except as hereinafter set forth in this Section 17 or in Section 18 below and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto. The Lessor agrees to give the Lessee at least five business days' written notice of the time and place of any public sale or the time after which such private sale is to be made, which notice shall constitute reasonable notification;

(v) Notwithstanding any other provision of this Lease to the contrary, prior to declaring the entire outstanding balance of Rent under the terms of this Lease immediately due and payable and exercising any of the remedies afforded the Lessor in this Section 17(a), the Lessor shall utilize such funds in the Reserve Account as necessary to meet its continuing obligations to IJDC under the terms of the IJDC Loan. In the event that funds in the Reserve Account are used to pay the Lessor's payments under the IJDC Loan, the Lessee will, within ten (10) days of receipt of notice that funds in the Reserve Account have been used to pay the Lessor's payments under the IJDC Loan, deposit additional funds in an amount equal to the funds so disbursed from the Reserve Account with the Lessor to be placed in the Reserve Account. Only after all funds in the Reserve Account have been depleted and the Lessee shall not have replenished the funds in the Reserve Account, shall the Lessor proceed with declaring the entire outstanding balance of Rent under the terms of this Lease immediately due and payable and be entitled to exercise any of the remedies afforded the Lessor in this Section 17(a).

(b) No Effect on Obligations of Lessee. No termination of this Lease, or repossession of all or any part of the Equipment or exercise of any other remedy under this

Section 17 shall, except as specifically provided herein, relieve the Lessee of any of its liabilities and obligations hereunder, all of which shall survive such termination, repossession or exercise of remedy. In addition, the Lessee shall be liable, except as otherwise provided herein, for any and all unpaid Rent due hereunder up to the date of exercise and consummation of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by the Lessor in the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreement, of Lessee contained herein upon demand, and including all costs and expenses incurred in connection with the return of the Equipment in the manner and condition required by, and otherwise in accordance with the provisions of this Lease as if the Equipment were being returned at the end of the term hereof.

(c) **No Exclusive Remedies.** No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity. No waiver by the Lessor of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of the Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by the Lessor shall not exhaust the same or constitute a waiver of any other right provided herein. To the extent permitted by applicable law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Lessor to sell, lease or otherwise use the Equipment or any part thereof in mitigation of the damages of the Lessor as set forth in this Section 17 or which may otherwise limit or modify any of the Lessor's rights or remedies under this Section 17.

SECTION 18.
RIGHT TO PERFORM FOR LESSEE

If the Lessee shall fail to make any payment of Rent to be made by it hereunder or shall fail to perform or comply with any of its other agreements or obligations contained herein, the Lessor may (but shall not have any duty to do so) itself make such payment or perform or comply with such agreement without thereby waiving any Default or Event of Default. So long as any amounts due under the Lease remain unpaid, the Lessor may make such payment or so perform or comply with such agreement or obligation upon five (5) business days' notice to the Lessee. The amount of such payment and the amount of the reasonable expenses of the Lessor incurred in connection with such payment or the performance of or compliance with such agreement or obligation, as the case may be, together with interest thereon at the contract rate from the date paid or incurred until reimbursed by the Lessee, shall be deemed additional Rent, payable by the Lessee upon demand.

SECTION 19.
ACCEPTANCE OF SURRENDER

No surrender to the Lessor of this Lease or of the leased equipment or of any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of all obligations under this Lease, and no act by the Lessor other than a written acceptance, shall constitute an acceptance of any such surrender.

SECTION 20.
MISCELLANEOUS

(a) **Amendments.** The terms of this Lease shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the Lessor and the Lessee.

(b) **Survival.** All agreements, indemnities, representations and warranties contained in this Lease or any agreement, document or certificate delivered pursuant hereto or in connection herewith or therewith shall survive the execution and delivery of this Lease and all such indemnities, representations and warranties, and all such agreements which by their terms so survive, shall survive the expiration or other termination of this Lease.

(c) **Title.** This Lease shall constitute an agreement of lease and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Equipment, except as lessee (with options or obligations to acquire such right, title or interest) only.

(d) **Notice.** All notices sent pursuant to this Lease shall be given by U.S. certified mail, return receipt requested, directed to the parties at the following addresses or at such other address of which one party subsequently notifies the other by the notification procedure required herein:

To Lessor:
Monongalia County Development Authority
Morgantown Enterprise Center
955 Hartman Run Road, Suite 200
Post Office Box 188
Morgantown, West Virginia 26507-0188
Attention: Executive Director

With a copy to:
Gianola, Barnum, Wigal & London L.C.
1714 Mileground
Morgantown, West Virginia 26505
Attention: James A. Gianola, Esq.

To Lessee:
Protea Biosciences, Inc.
955 Hartman Run Road, Suite 210

Morgantown, West Virginia 26507-0188
Attention: Stephen Turner, CEO

(e) **Counterparts.** This Lease may be executed in any number of counterparts and by the different parties hereto on separate counterparts. The single executed original of this Lease marked "Original Counterpart" shall be the "Original Counterpart" and all other counterparts hereof shall be duplicates and be marked "Duplicate." To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the "Original Counterpart."

(f) **Writings.** All communications hereunder shall be in writing. A duplicate copy of each communication given by either party to the other in the manner and at their respective addresses hereinabove set forth.

(g) **Memorandum.** The Lessee may, and promptly following the request of the Lessor the Lessee shall, record a memorandum of this Lease with the appropriate government agencies. The Lessee shall pay all costs, fees and taxes in connection therewith.

(h) **Governing Law.** This Lease shall be governed by, and construed in accordance with, the laws of the State of West Virginia.

(i) **Non-Recourse; Special Obligation.** The obligations, covenants and agreements of the Lessor contained in this Lease and any document executed in connection therewith, is a special, non-recourse obligation of the Lessor that shall be due and payable solely from the Lease, the Equipment and any rents or other monies derived from the rental, sale or other disposition thereof. No obligations, covenants or agreements of this Lease or other documents related thereto shall give rise to a general obligation or indebtedness of the Lessor or its assets, or give rise to any obligation of the State or any county, municipality or political subdivision thereof. No member, officer, employee or agent of the Lessor shall be subject to any personal liability or accountability based on the Lease or any transaction contemplated thereby. No order or decree of specific performance with regard to any obligations of the Lessor hereunder shall be sought or enforced against the Lessor unless the party seeking such order or decree shall have first notified the Lessor in writing of such action at least twenty days prior to such action and such party shall have agreed to indemnify, defend and hold harmless the Lessor and its members, officers, employees and agents against any liability or damages incurred as a result of compliance with such demand except due to the grossly negligent reckless or willful acts of such parties. The provisions of this Section 20(i) shall apply notwithstanding anything in the Lease to the contrary. In the event there is any conflict between the provisions of this Section 20(i) and any other provision of this Lease, the provisions of this Section shall govern and control.

(j) **Workers' Compensation.** Lessee shall, at its own cost and expense, throughout the full term of this Lease, procure and maintain in full force and effect appropriate Workers' Compensation coverage or other employee injury and disability insurance as may be required

under the laws of the State of West Virginia. Lessee shall provide Lessor with certificates of coverage from time to time to evidence that such insurance is in force.

(k) No Joint Venture. It is understood and agreed that the relationship of the parties to this Lease shall be that of Lessor and Lessee, and that the Lessor has no ownership or other direct interest in Lessee's enterprise as that enterprise is or may be conducted using the Equipment. This Lease shall not be construed to create a joint venture or partnership between the parties, nor shall either party be deemed by reason of this Lease to be an agent or representative of the other party.

(l) **Expenses.** The Lessee shall pay all expenses of the Lessor, including but not limited to the reasonable attorney's fees and expenses incurred by the Lessor in the negotiation and preparation of this Lease and the completion of the transactions contemplated by this Lease which shall not exceed the total amount of $5,000.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have each caused this Lease to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first above written.

MONONGALIA COUNTY DEVELOPMENT AUTHORITY,
Lessor

By: Donald Reinke
Donald Reinke
Executive Director
Date: 3/9/07

PROTEA BIOSCIENCES, INC.,
Lessee

By: Stephen Turner
Stephen Turner
Chief Executive Officer
Date: 3.9.07

STATE OF WEST VIRGINIA,
COUNTY OF MONONGALIA, TO-WIT:

I, Ashley Sipe, a Notary Public of said county, do certify that Donald Reinke, the Executive Director of the Monongalia County Development Authority, who signed the writing hereto annexed, bearing date of this 9th day of March, 2007, has this day in my said county, before me, acknowledged the same to be the act and deed of said corporation.

Given under my hand this 9th day of March, 2007.

My commission expires: 9-23-2013,

Ashley Sipe
Notary Public

OFFICIAL SEAL
NOTARY PUBLIC
STATE OF WEST VIRGINIA
ASHLEY SIPE
1061 Ross Street
Morgantown, West Virginia 26501
My Commission Expires Sept. 23, 2013

STATE OF WEST VIRGINIA,
COUNTY OF MONONGALIA, TO-WIT:

I, Ashley Sipe, a Notary Public of said county, do certify that Stephen Turner, the Chief Executive Officer of Protea Biosciences, Inc, who signed the writing hereto annexed, bearing date of this 9th day of March, 2007, has this day in my said county, before me, acknowledged the same to be the act and deed of said corporation.

Given under my hand this 9th day of March, 2007.

My commission expires: 9-23-2013.

Ashley Sipe
Notary Public

OFFICIAL SEAL
NOTARY PUBLIC
STATE OF WEST VIRGINIA
ASHLEY SIPE
1061 Ross Street
Morgantown, West Virginia 26501
My Commission Expires Sept. 23, 2013

EXHIBIT A

Equipment List

Instrument		Vendor	Arrival (Y/N)	Serial Number	ETA	Actual Cost (received)	
1	LTQ XL mass spectrometer with accessories	Thermo Electron (Thermo-Scientific)	Y	LTQ20356	Received	$	379,189.43
2	4800 TOF/TOF mass spectrometer	Applied Biosystems	Y	AK11450611	Received	$	426,120.00
3	Toshiba UPS	PowerVar (Intelligent Power Solutions)	Y	061101186	Received	$	7,402.03
4	Agilent Multiple wavelength UV detector, Model #G1365B	Agilent	Y	DE63055656	Received	$	20,512.06
5	Refrigerator / Freezer (explosion proof) Model #R411XA16	VWR	Y	N09S-617184	Received	$	2,710.95
6	Mettler Toledo Analytical Balance Model XS204	VWR	Y	1128053368	Received	$	3,727.17
7	Beckman Coulter Microcentrifuge Model #22R	VWR (Beckman Coulter)	Y	MHB06L037	Received	$	4,130.47
8	NitroFlow nitrogen gas generator Model 3868	Parker / Balston (Summit Industries)	Y	3868-A 0600073	Received	$	14,454.67
9	Epilog Laser Model 9000	Class Act Engraving	Y	9035-0706713624	Received	$	28,951.00
					TOTAL:	$	887,197.78

	Instrument	Vendor	Arrival (Y/N)	Serial Number	ETA	Approx. Cost (PENDING)
1	Tempo LC MALDI spotting system	Applied Biosystems	N	Unknown	April 2007	$ 78,228.00
2	XTremeSimple 2D Gradient nano-UHPLC with autosampler	Micro-Tech	N	Unknown	March 2007	$ 68,740.00
3	-80 Freezer Model #ULT1786-3-A	VWR	N	Unknown	March 2007	$ 8,655.00
4	VistaVision Steromicroscope, trinocular with accessories	VWR	N	Unknown	March 2007	$ 4,039.00
5	Labconco Console 4.5L FreeZone Freeze-dry system with pump	VWR	N	Unknown	March 2007	$ 10,307.00
					TOTAL:	$ 169,969.00

EXHIBIT B

Lease Balance Payment Schedule

The Lease Balance payment amounts stated in this schedule are expressly conditioned upon the timely payment of all Rent due and owning by Lessee under this Lease before the Purchase Date and are subject to offset for any and all prepayments of Rent made pursuant to the provisions of Section 4(b) of this Lease.